LINE OF CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT is entered into effective as of October 12, 2012, by and between BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC, a Delaware limited liability company (“SOIF II”) and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC, a Delaware limited liability company (“SOIF III”) (collectively, SOIF II and SOIF III shall be referred to herein as the “SOIF Parties”), and BLUEROCK ENHANCED MULTIFAMILY TRUST, INC., a Maryland corporation ("Borrower").

RECITALS

WHEREAS, the SOIF Parties desire to provide to Borrower, and Borrower desires to obtain from the SOIF Parties, a line of credit with a maximum loan amount of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) (the "Line of Credit"), on certain terms and conditions as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Commitment. Subject to and in accordance with the provisions of this Agreement, the SOIF Parties agree to make disbursements under the Line of Credit, and Borrower may draw upon and borrow, in the manner and upon the terms and conditions expressed in this Agreement, amounts that shall not exceed in the aggregate, at any one time outstanding, Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) (the "Commitment Amount"). The Line of Credit shall be a revolving line of credit, against which disbursements may be made to Borrower, repaid by Borrower and additional disbursements made to Borrower, subject to the limitations contained in this Agreement; provided, that the SOIF Parties shall have no obligation to make any disbursement (A) that would cause the outstanding principal balance of the Line of Credit plus all outstanding principal and any accrued but unpaid interest to exceed the Commitment Amount or (B) if there is an Event of Default or a Default (as defined below). The Line of Credit shall bear interest on the outstanding principal balance as follows: (1) for the first three months of the term, at a simple annual rate of the 30-Day LIBOR Rate applicable on the date hereof plus six percent (6.0%), wherein the minimum interest rate shall be at least seven and one half percent (7.5%); and (2) for the second three months of the term, at a simple annual rate of the 30-Day LIBOR Rate available January 15, 2013 plus six percent (6.0%), wherein the minimum interest rate shall be at least eight and one half percent (8.5%); which accrued interest shall be payable monthly in arrears, on the fifteenth day of each month, beginning on November 15, 2012. If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Agreement shall be paid in full on April 15, 2013 (the "Maturity Date"). The Maturity Date may be extended in the sole and absolute discretion of the Borrower, with at least five (5) days’ prior written notice to the SOIF Parties, for an additional six (6) month period (the “Maturity Extension Period”) upon the same interest rate as in subparagraph (2) above but based upon the 30-Day LIBOR Rate available April 15, 2013.

2. Advances. Advances under the Line of Credit will be made by the SOIF Parties upon receipt by the SOIF Parties of at least five (5) days' prior written notice setting forth the amount of the advance.

3. The Note. Borrower's obligation to pay the principal of and interest on the Line of Credit shall be evidenced by a Promissory Note (the "Note"), substantially in the form attached hereto as Exhibit A, which shall (i) be duly executed and delivered by Borrower, (ii) be dated as of the date hereof, (iii) be in the stated principal amount of the Line of Credit, (iv) mature on the Maturity Date, (v) bear interest as provided in the Note, and (vi) be governed by this Agreement.

4. Collateral. In consideration of the Line of Credit, upon execution of this Agreement, Borrower will pledge to the SOIF Parties all of its unencumbered, direct and indirect interests in the following entities to secure the payment, performance and observance of all indebtedness, obligations and liabilities of Borrower to the SOIF Parties under this Agreement and the Note: BEMT Springhouse, LLC, a Delaware limited liability company, BEMT Creekside, LLC, a Delaware limited liability company, BEMT Augusta LLC, a Delaware limited liability company, BEMT Hillsboro Village, LLC, a Delaware limited liability company, BEMT Enders, LLC, a Delaware limited liability company, BEMT MDA, LLC, a Delaware limited liability company, BEMT Berry Hill, LLC, a Delaware limited liability company, BR Springhouse Managing Member, LLC, a Delaware limited liability company, BR Creekside Managing Member, LLC, a Delaware limited liability company, BR Augusta JV Member, LLC, a Delaware limited liability company, BR Hillsboro Village JV Member, LLC, a Delaware limited liability company, BR Enders Managing Member, LLC, a Delaware limited liability company, BR MDA Managing Member, LLC, a Delaware limited liability company and BR Berry Hill Managing Member, LLC, a Delaware limited liability company. In further consideration of the Line of Credit, Borrower hereby agrees to pledge to the SOIF Parties all of its future unencumbered, direct and indirect interests in entities acquired with proceeds from the Line of Credit. Collectively, the foregoing entities and future entities shall be referred to herein as the “Collateral.”

5. Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

a. The non-payment of any interest due and owing to the SOIF Parties under the Line of Credit and such failure to make payment shall continue for a period of five (5) days or longer from the due date.

b. Violation by Borrower of any covenant or obligation contained in this Agreement or the Note, or breach of any representation or warranty contained herein or in the Note; or

c. Borrower (i) admits in writing its inability to pay its debts as they become due; (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar state or federal law; or (iii) is adjudged a bankrupt or insolvent.

Upon occurrence of an Event of Default, the SOIF Parties shall notify Borrower in writing. If the Event of Default is not cured within ten business (10) days after the giving of such notice of default, Borrower shall be deemed to be in default under this Agreement (a "Default").

6. Default Rate. Upon Default, the SOIF Parties shall have the right to collect interest on the outstanding principal balance on the Line of Credit at a rate of twelve percent (12%) per annum (the "Default Rate").

7. Enforcement of Collateral. In addition to any other remedies which the SOIF Parties have hereunder or by operation of law, upon Default, the SOIF Parties shall have the right to enforce their rights in the Collateral by giving notice of the Default to Borrower and foreclosing on the Collateral.

8. Cumulative Remedies. All remedies of the SOIF Parties provided for herein are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by the SOIF Parties hereunder shall not in any way constitute a cure or waiver of default hereunder or invalidate any act done pursuant to any notice of default, or prejudice the SOIF Parties in the exercise of any of their rights hereunder unless, in the exercise of their rights, the SOIF Parties realize all amounts owed to it under the Line of Credit.

9. Payment and Renewal of the Line of Credit; Collateral. Borrower shall have the right to prepay the Line of Credit, in whole or in part, in accordance with the terms of the Note. Upon full payment of all amounts due and owing under the Line of Credit, and Borrower giving written notice to the SOIF Parties, the SOIF Parties shall immediately return the original Note to Borower marked “Satisfied” and forever thereafter acknowledge the release of any rights in and to the Collateral. In the event of a full prepayment of all amounts due and owing under the Line of Credit, Borrower shall have the right before the Maturity Date to renew the Line of Credit upon at least five (5) days' advance written notice to the SOIF Parties; provided, however, that prior to such renewal, Borrower shall deliver to the SOIF Parties the same Collateral hereunder or such substitute collateral which is acceptable to the SOIF Parties.

10. Representations and Warranties of the Borrower. Borrower hereby represents and warrants as follows:

a. Organization; Authority to Enter into Agreement. Borrower is a corporation, duly formed and validly in existence and in good standing under the laws of the State of Maryland. Borrower has full power and authority to enter into this Agreement and to execute and to carry out the provisions of this Agreement.

b. No Consents. The execution, delivery and performance by Borrower of this Agreement does not require consent, approval, authorization or license of any governmental authority or a third party.

11. Restrictions on Sale or Further Encumbrance. Borrower agrees not to sell, assign, exchange, or further encumber the Collateral without prior written consent of the SOIF Parties, which consent shall not be unreasonably withheld.

12. Expenses, Fees and Costs. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable expenses, attorney's fees, and costs associated with such litigation, in both the trial and in all appellate courts.

13. Waiver. No waiver by the SOIF Parties of any default shall operate as a waiver of any other default or of the same default on a future occasion.

14. Assignment. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns; provided, however, that the parties may not assign their rights or delegate their duties and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

15. Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed received (a) on the date of receipted delivery by a courier service or (b) on the fifth business day after mailing, by registered or certified United States mail, postage prepaid, to the appropriate party at its address set forth below:

If to Borrower:	c/o Bluerock Enhanced Multifamily Advisor, LLC
Heron Tower
70 East 55th Street
9th Floor
New York, NY 10002
Attn: Michael L. Konig, Esq.

If to SOIF II:	c/o BR SOIF II Manager
Heron Tower
70 East 55th Street
9th Floor
New York, NY 10002
Attn: Jordan B. Ruddy

If to SOIF III:	c/o BR SOIF III Manager
Heron Tower
70 East 55th Street
9th Floor
New York, NY 10002
Attn: Jordan B. Ruddy

16. Amendments. No amendment, modification or termination of any provisions of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

17. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and continue in full force and effect until the obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

18. Entire Agreement; Severability. This Agreement, together will Exhibit A hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and as severed and/or modified, this Agreement shall remain in full force and effect.

19. Governing Law; Jurisdiction and Venue. This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of New York. Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, or any other matter between the parties, shall be litigated in the state or federal courts of New York, New York and the parties hereby expressly consent to the exclusive jurisdiction and venue in said courts.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

BORROWER:

BY:	Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation

	By:	Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company, its advisor

		By:	/s/ Jordan Ruddy
		Name:	Jordan Ruddy
		Title:	Chief Operating Officer

SOIF II:
BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC,
a Delaware limited liability company

BY:	BR SOIF II Manager, LLC, a Delaware limited liability company, its manager

	By:	Bluerock Real Estate, L.L.C., a Delaware limited liability company, its sole member

		By:	/s/ Jordan Ruddy
		Name:	Jordan Ruddy
		Title:	President

SOIF III:
BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC
a Delaware limited liability company

BY:	BR SOIF III Manager, LLC, a Delaware limited liability company, its manager

	By:	Bluerock Real Estate, L.L.C., a Delaware limited liability company, its sole member

		By:	/s/ Jordan Ruddy
		Name:	Jordan Ruddy
		Title:	President